Exhibit 5.1

Nightstar Therapeutics plc

10 Midford Place

2nd Floor

London

W1T 5BJ

United Kingdom

18 March 2019

Dear Sir/Madam,

Nightstar Therapeutics plc: Registration Statement on Form S-8 – Exhibit 5.1

1.	Background

1.1	Our role

We act as English Law (as defined in paragraph 5.1(a)) legal advisers to Nightstar Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company” or “you”), in connection with the preparation and filing by the Company of the registration statement on Form S-8 to which this Opinion (as defined in paragraph 1.2 below) is attached as an exhibit (such registration statement, including the documents incorporated by reference therein being, the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to 2,574,384 ordinary shares of the Company, each having a nominal value of £0.01 (the “Shares”), issuable under the Nightstar Therapeutics plc 2017 Equity Incentive Plan adopted by the Company’s board of directors on 12 September 2017 and approved by the Company’s shareholders on 14 September 2017 (the “Plan”).

1.2	English Law opinion

We have been asked to provide you with this English Law opinion (this “Opinion”) in connection with the filing of the Registration Statement.

1.3	Interpretation

In this Opinion, headings are for ease of reference only and shall not affect the interpretation of this Opinion and all references to paragraphs and schedules are to paragraphs and schedules of this Opinion unless the context provides otherwise.

For ease of reference, capitalised terms used in the Registration Statement shall have the same meaning in this Opinion, unless the context provides otherwise.

Osborne Clarke LLP

One London Wall, London, EC2Y 5EB or DX 466 London Chancery Lane WC2 T +44 207 105 7000 F +44 207 105 7005

Osborne Clarke LLP is a limited liability partnership registered in England and Wales with registered number OC397443 whose registered office is at One London Wall, London EC2Y 5EB. It is authorised and regulated in the UK by the Solicitors Regulation Authority (SRA) and is registered as a recognised body with SRA number 619990.

The term ‘partner’ refers to a member of Osborne Clarke LLP. A list of members of Osborne Clarke LLP and their professional qualifications is available for inspection at the registered office. Any advice given by any individual member, employee, or consultant is the responsibility of Osborne Clarke LLP and not the individual.

Osborne Clarke LLP is part of an international legal practice.

This Opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

2.	Examinations and enquiries

2.1	Documents examined

For the purposes of giving this Opinion, we have examined the following documents (the “Documents”):

(a)	a copy of the Registration Statement;

(b)	a copy of the Plan;

(c)

a copy of the certificate of incorporation and the articles of association as in force at the date of this Opinion (the “Articles of Association”) of the Company (together, the “Constitutional Documents”);

(d)	a copy of the minutes of a meeting of the board of directors of the Company held on 12 September 2017 at which it was resolved, amongst other things, to approve the Plan (the “Corporate Authorities”);

(e)	a copy of the written resolutions of the shareholders of the Company dated 14 September 2017 resolving, amongst other things, to approve the Plan (the “Shareholder Resolutions”); and

(f)	the Searches (as defined in paragraph 2.2).

We have examined all documents and made such enquiries as we have deemed necessary for the purpose of giving this Opinion.

2.2	Enquiries made

For the purpose of giving this Opinion, we have:

(a)	at 15:30 p.m. (London time) on 14 March 2019 obtained searches of the online register kept by the Registrar of Companies in England and Wales in respect of the Company (the “Company Searches”); and

(b)

made online enquiries in respect of the Company of the Central Index of Winding Up Petitions at the Companies Court (High Court of Justice in England) at 15:30 p.m. (London time) on 14 March 2019 via the CourtCheX (Winding Up Search) provided by Legalinx 7Side (the “Winding-up Inquiry”), the Company Searches and the Winding-up Inquiry, together the “Searches”.

2.3	No other examination or enquiry

For the purposes of giving this Opinion, we have only examined and relied on the Documents and made the Searches. We have not conducted any independent research or investigation into, nor examined any other contracts, instruments or other documents entered into by or affecting the Company nor any other corporate records of the Company. We have made no further enquiries concerning the Company or the Registration Statement or any other matter in connection with the giving of this Opinion (including not making any searches or enquiries of any other public register or records to obtain information or to verify any information given to us).

3.	Assumptions

3.1	General statement regarding assumptions

The opinions set out in paragraph 4 are given on the basis of the assumptions set out in the remainder of this paragraph 3.

3.2	Signatures and documents

(a)

That all documents submitted to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail conformed copies (or any other means) are complete and conform to the original document.

(b)	That all documents referred to in paragraph 3.2(a) are authentic and complete copies of all such original documents.

(c)	That where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen.

(d)	That all representations and statements as to factual matters expressed in the documents referred to in paragraph 3.2(a) are true and accurate.

(e)	That all signatures, seals and stamps on such documents referred to in paragraph 3.2(a) are genuine.

(f)	That the Registration Statement has been or will have been filed with the SEC in the form referred to in this Opinion.

3.3	Foreign laws

(a)	That the Company is not subject to any insolvency procedure in a country other than England and Wales and that no steps have been taken to subject it to such a procedure.

(b)

That the term “non-assessable” in relation to the Shares means under English Law that holders of such shares, in respect of which all amounts due on such shares as to the nominal amount and any premium thereon have been fully paid, will be under no obligation to contribute to the liabilities of the Company solely in their capacity as holders of such Shares.

3.4	Corporate Authorities

(a)

That the meetings of the Company constituting the Corporate Authorities were properly convened, constituted and held in accordance with all applicable laws and regulations (including the Articles of Association), that a duly qualified quorum of directors was present in each case throughout the meeting and voted in favour of the resolutions and that the provisions contained in the U.K. Companies Act 2006 or the Articles of Association relating to the declaration of directors’ interests were duly observed.

(b)

That, in each case, the minutes of the Corporate Authorities are a true record of the proceedings of the relevant meeting, that the resolutions shown in those minutes were duly passed in accordance with the directors’ statutory duties and that the respective resolutions have not been amended or rescinded and remain and will remain in full force and effect, in each case prior to the relevant date of the allotment and issue of the Shares (the “Allotment Date”).

3.5	Shareholder Resolutions

That the Shareholder Resolutions were duly passed in accordance with all applicable laws and regulations by the shareholders of the Company and have not been amended or rescinded and remain and will remain in full force and effect as at the relevant Allotment Date.

3.6	The Plan

(a)

That in relation to any allotment and issue of any Shares by the Company pursuant to the Plan, that the recipient will have become entitled to such Shares under the terms of the Plan, such Shares or rights over Shares will, where applicable, be fully vested in accordance with the terms of the Plan and such recipient has or will have complied with all other requirements of the Plan in connection with the allotment and issue of such Shares.

(b)

That all awards have been made under the terms of the Plan, that the terms of all awards have not materially deviated from the terms set out in the Plan and that any Shares will be allotted and issued in accordance with the terms set out in the Plan and in accordance with the Articles of Association.

(c)	That the Plan has been validly adopted and no alteration has been or shall be made to the Plan since the date of adoption except to the extent expressly set out in this Opinion.

3.7	The Shares

That no Shares or rights to subscribe for Shares have been or shall be offered to the public in the United Kingdom in breach of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”) or of any other English Laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Shares in breach of section 21 of the FSMA or any other English Laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities.

3.8	Accuracy and completeness of information

(a)	That the copies of the Constitutional Documents are complete and up-to-date and that no amendments have been or will be made to such documents as at the relevant Allotment Date.

(b)	That the copy of the Plan is complete and up-to-date and that no amendments have been or will be made to the Plan as at the relevant Allotment Date.

(c)

That all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered and that there has been and will be no change in the position since the date on which the Searches were made as at the relevant Allotment Date and that the information disclosed in the Searches was and will remain accurate, complete and up to date as at the relevant Allotment Date and there is no information which, for any reason, should have been disclosed by the Searches but was not so disclosed.

(d)

That all the information supplied to us by the Company (through any of its employees, officers or agents) remains and will remain true, accurate, complete and up-to-date as at the relevant Allotment Date and there has been no amendment to any such information subsequent to it being given to us.

(e)	That each of the individuals who claims to be an officer of the Company is the individual whom they claim to be and holds the office they claim to hold.

4.	Opinions

4.1	General statement regarding opinions

(a)

The opinions set out in the remainder of this paragraph 4 are given on the basis of the examination and enquiries referred to in paragraph 2 and the assumptions made in paragraph 3 and subject to the qualifications set out in paragraph 5.

(b)

This Opinion is strictly limited to the matters expressly stated in the remainder of this paragraph 4 and subject to the provisions of paragraph 6 and is not to be construed as extending by implication to any other matter.

4.2	Opinion

Based on the foregoing and subject to the assumptions and qualifications set out in this Opinion and subject further to the following:

(a)	the Registration Statement becoming effective under the Securities Act;

(b)	the directors of the Company or the Company’s remuneration committee (the “Remuneration Committee”) having validly granted the awards in respect of the Shares under the Plan;

(c)

the directors of the Company or the Remuneration Committee having validly resolved to allot and issue the Shares, or grant rights to subscribe for the Shares, at duly convened and quorate meetings of the board of directors of the Company or the Remuneration Committee or by way of duly passed written resolutions of the board of directors of the Company or the Remuneration Committee and such resolutions being in full force and effect and not having been rescinded or amended;

(d)

the receipt in full of payment for the Shares in an amount of “cash consideration” (as defined in section 583(3) of the Companies Act 2006) of not less than the aggregate nominal value for such Shares; and

(e)	valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company,

it is our opinion that, as at today’s date, the Shares have been duly and validly authorised for issuance and, if and when allotted and issued, registered in the name of the recipient in the register of members of the Company and delivered in accordance with the terms and conditions referred to in the Plan and as described in the Registration Statement, will be duly and validly authorised and issued, fully paid and non-assessable.

5.	Qualifications

5.1	English Law as at today’s date

This Opinion is:

(a)

based upon and limited to the laws of England and Wales in force at the date of this Opinion as applied by the English courts (“English Law”) and we do not undertake any obligation to take account of any change in law or circumstances after the date of this Opinion;

(b)

given on the basis that we express no opinion as to any agreement, instrument or other document other than as specified in this Opinion or as to any liability to tax which may arise or be suffered as a result of or in connection with the transactions contemplated by the Plan;

(c)

given on the basis that this Opinion and any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by English Law; and

(d)

given on the basis that we express no opinion on matters of fact. As to matters of fact which are material to this Opinion, we have relied entirely and without further enquiry on statements made in the Documents, except as necessary or appropriate for the purposes of giving this Opinion.

5.2	Accuracy of information

In relation to the Searches, it should be noted that the information revealed by the Searches may not be true, accurate, complete or up-to-date. In particular, but without limitation:

(a)

there may be matters which should have been registered but which have not been registered or there may be a delay between the registration of those matters and the relevant entries appearing on the relevant register;

(b)

there is no requirement to register with the Registrar of Companies notice of a petition for the winding-up of, or for an administration order in respect of, a company. Such a notice or notice of a winding-up or administration order having been made, a resolution having been passed for the winding-up of a company or a receiver, manager, administrative receiver, administrator or liquidator having been appointed may not be filed with the Registrar of Companies immediately and there may be a delay in any notice appearing on the register of the relevant party; and

(c)

the results of the Winding-Up Inquiry relate only to petitions for the compulsory winding up of, or for an administration order in respect of, the Company presented prior to the enquiry and entered on the records of the Central Registry of Winding-Up Petitions. The presentation of such a petition may not have been notified to the Central Registry or entered on its records immediately or, if presented to a County Court, at all, in each case, further information might have become available on the relevant register after the Searches were made.

6.	Reliance and consent

6.1

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the references to this firm contained in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

6.2

This Opinion is delivered to the Company solely in connection with the Registration Statement. It is understood that this Opinion is to be used only in connection with the allotment and issuance of the Shares while the Registration Statement is in effect.

6.3	No term of this Opinion is enforceable pursuant to the United Kingdom Contracts (Rights of Third Parties) Act 1999 by any person.

7.	Governing law

This Opinion shall be governed by and construed in accordance with the English Law.

Yours faithfully

/s/ Osborne Clarke LLP
Osborne Clarke LLP